EXHIBIT 10.1 (A)

SEVENTH AMENDMENT TO THE
CENTURYLINK DOLLARS & SENSE 401(K) PLAN

WHEREAS, the CenturyTel Dollars & Sense 401(k) Plan (“Plan”) was amended and restated by CenturyLink, Inc. (the “Company”) effective December 31, 2006;

WHEREAS, on May 20, 2010, the shareholders of the Company approved a change of the Company's name from CenturyTel, Inc. to CenturyLink, Inc., and the Company wishes to change the Plan name to reflect the new Company name;

WHEREAS, the Company wishes to revise the Plan’s voting provisions in light of changes to the Company's voting structure approved by the Company's shareholders in 2009; and

WHEREAS, the Company reserved the right to amend the Plan in Section 14.2 of the Plan.

NOW, THEREFORE, the Plan is amended as follows, effective May 20, 2010:

I

"CenturyTel" is deleted each place that it appears in the Plan and "CenturyLink" is substituted therefor.

II

Article XI of the Plan, Voting Provisions, is amended to read in its entirety as follows:

ARTICLE XI
VOTING PROVISIONS

11.1           Voting Rights of Company Stock

.  Each Participant, including their beneficiaries and alternate payees (individually, “Participant” and collectively, “Participants”) is, for purposes of this Section, hereby designated a “named fiduciary” within the meaning of ERISA Section 403(a)(1) and shall be entitled to direct the Plan and Trustee as to the manner in which Company Stock allocated to such Participant’s accounts is to be voted on each matter brought before an annual or special shareholders’ meeting of the Company. Company Stock may be held in different accounts, including the ESOP Accounts, PAYSOP Accounts and Stock Bonus Accounts. Company Stock allocated to ESOP Accounts shall be voted as provided below by the Trustee of CenturyTel Employer Stock Ownership Trust I. Company Stock allocated to Stock Bonus Accounts and PAYSOP accounts shall be voted as provided below by the Trustee of CenturyTel Employer Stock Ownership Trust II.  Company Stock allocated to all other accounts in the Plan shall be voted as provided below by the Trustee of the Dollars & Sense Trust.

The Committee shall determine the total number of shares of Company Stock allocated to each Participant’s accounts as of the record date and such shares shall be voted in accordance with directions of such Participant.  Upon timely receipt of such directions, the Trustee shall, on each such matter, vote as directed the number of shares of Company Stock allocated to such Participant's accounts.

Each Participant, as a named fiduciary, shall be entitled to separately direct the vote of a portion of the number of shares of Company Stock with respect to which a signed voting-direction instrument is not timely received from other Participants in a Trust (“Undirected Shares”). Such direction with respect to each Participant who timely elects to direct the vote of Undirected Shares in a Trust as a named fiduciary shall be with respect to a number of Undirected Shares in a Trust equal to the total number of Undirected Shares in a Trust multiplied by a fraction, the numerator of which is the total number of Shares of Company Stock allocated to such Participant in a Trust and the denominator of which is the total number of shares of Company Stock allocated to all Participants who timely elect to vote Undirected Shares as a named fiduciary in a Trust.

11.2           Responding to Tender and Exchange Offers

.  Each Participant is, for purposes of this Section, hereby designated a “named fiduciary” within the meaning of Section 403(a)(1) of ERISA and shall have the right, to the extent of the number of shares of Company Stock allocated to the Participant’s accounts in the Trust, to direct the Trustee in writing as to the manner in which to respond to such tender or exchange offer with respect to shares of Company Stock. The Committee shall use its best efforts to timely distribute or cause to be distributed to each Participant such information as will be distributed to stockholders of the Company in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of Common Stock in the Trust allocated to such Participant’s accounts. If the Trustee shall not receive timely instructions from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock held in the Participant’s account.

11.3           Confidentiality

.  Any instructions received by the Trustee from Participants (or, if applicable, Beneficiaries) pursuant to this Article XI shall be held by the Trustee in strict confidence and no officer or Employee of the Company or an Affiliated Employer shall ask the Trustee to divulge or release such instructions to any officer or Employee of the Company or Affiliated Employer; provided, however, that to the extent necessary for the operation of the Plan, such instructions may be relayed by the Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (1) is not the Company, an Affiliated Employer or any Employee, officer or director thereof, and (2) agrees not to divulge such directions to any other person, including Employees, officers and directors of the Company and its Affiliated Employers.

IN WITNESS WHEREOF, the Company has executed this amendment on this 31st day of August 2010.

CENTURYLINK, INC.

By: /s/ Stacey W. Goff
Name: Stacey W. Goff
Title: Executive Vice-President, General Counsel and Secretary